Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report on Form 10-K of Autoliv, Inc. of our reports dated February 21, 2014, with respect to the consolidated financial statements of Autoliv, Inc., and the effectiveness of internal control over financial reporting of Autoliv, Inc., included in the 2013 Annual Report to Shareholders of Autoliv, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 No. 333-179948 and No. 333-158139) of Autoliv, Inc., and

(2)	Registration Statements (Form S-8 No. 333-160771, No. 333-117505, No. 333-91768, and No. 333-26299) pertaining to the Autoliv, Inc. amended and restated 1997 stock incentive plan;

of our reports dated February 21, 2014, with respect to the consolidated financial statements of Autoliv, Inc., and the effectiveness of internal control over financial reporting of Autoliv, Inc., incorporated herein by reference.

Ernst & Young AB

Stockholm, Sweden
February 21, 2014